Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
GVI SECURITY SOLUTIONS, INC.
at
$0.38 Net Per Share
by
GENNX360 GVI ACQUISITION CORP.
a wholly-owned subsidiary of
GENNX360 GVI HOLDING, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON THURSDAY, DECEMBER 3, 2009, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”) OR EARLIER TERMINATED.
_________________________
Do not use for signature guarantees

_________________________
          This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of GenNx360 GVI Acquisition Corp., a Delaware corporation (“Purchaser”) and wholly-owned subsidiary of GenNx360 GVI Holding, Inc., a Delaware corporation (“Parent”), to purchase all issued and outstanding shares of common stock, par value $0.001 per share, of GVI Security Solutions, Inc., a Delaware corporation (“GVI”) (collectively, the “Shares”), at a price of $0.38 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, as described in the Offer to Purchase dated November 3, 2009 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), if certificates for Shares and all other required documents cannot be delivered to Continental Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Date, if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.
          Such form may be delivered by hand, facsimile transmission, or mailed to the Depositary (or if sent by The Depository Trust Company (“DTC”), a message transmitted through electronic means in accordance with the usual procedures of DTC and the Depositary; provided, however, that if the notice is sent by DTC through electronic means, it must state that DTC has received an express acknowledgement from the participant on whose behalf the notice is given that the participant has received and agrees to become bound by the form of the notice) and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:
Continental Stock Transfer & Trust Company
Continental Stock Transfer & Trust Company
Attn: Reorganization Dept.
17 Battery Place, 8th Floor
New York, NY 10004

By Facsimile:	Confirm Facsimile Transmission:
(For Eligible Institutions Only)
(212) 616-7610	(212) 509-4000 (ext. 536)
          DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
          This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
          The guarantee on the back cover page must be completed.

Ladies and Gentlemen:
          The undersigned hereby tenders to GenNx360 GVI Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of GenNx360 GVI Holding, Inc., a Delaware corporation (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 3, 2009 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Owner(s):

Share Certificate Numbers (if available):

(Please type or print)

If shares will be delivered by book-entry transfer:

Name of Tendering Institution:	Address(es):

DTC Participant Number:

(Including zip code)

Transaction Code Number:	Area Code and Telephone Number:

Signature(s):

Dated _________, 2009

GUARANTEE
(Not to be used for signature guarantees)
          The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including any of the Security Transfer Agents Medallion Program , the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program or by any other “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) business days after the date of execution hereof.
          The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Dated:___________________, 2009
NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.